UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2019

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55782	32-0506267
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 Butterfield Road Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

(800) 826-8228

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☑

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 3.02.Unregistered Sales of Equity Securities

In July 2019, InPoint Commercial Real Estate Income, Inc. (the “Company”) completed the sale of 820,089 shares of its Class P common stock (“Class P Shares”), par value $0.001 per share, for an aggregate purchase price of approximately $21,947,700.  The sale of such shares was made in connection with the private placement of up to $500 million of Class P Shares to accredited investors which commenced on October 25, 2016 (the “Private Offering”).  The Company terminated the Private Offering on June 28, 2019. In connection therewith, the Company accepted subscription agreements executed no later than June 28, 2019 and subscription proceeds through July 16, 2019.

Pursuant to the Private Offering, the purchase price per Class P Share was the transaction price, which was equal to $25.00 per Class P Share, plus applicable selling commissions, dealer manager fees and organization and offering expenses, resulting in a maximum total initial purchase price of $27.38 per Class P Share.  Except for the special sales or volume discounts described below, in connection with the sale of the Class P Shares, the Company paid its affiliated dealer manager, Inland Securities Corporation, selling commissions of up to 5.0% of the transaction price and a dealer manager fee of up to 3.0% of the transaction price.  All selling commissions and a portion of the dealer manager fees were reallowed to third-party broker-dealers participating in the Private Offering.  Participating broker-dealers may have elected to receive reduced reallowances of selling commissions or the dealer manager fee in connection with any sale of Class P shares, and any such reduction was credited to the investor in the form of additional Class P shares, by correspondingly reducing the aggregate purchase price payable by the investor for such Class P shares.

The Company did not pay selling commissions, but did pay the full 3% dealer manager fee, in connection with certain sales of Class P shares, and the Company did not pay selling commissions, but did pay a 1.5% dealer manager fee, in connection with certain other sales of Class P shares.  Certain affiliated parties purchased Class P shares for the transaction price with no payment of selling commissions, dealer manager fees or organization and offering expenses.  In addition, the Company offered volume discounts above certain thresholds purchased through the same participating dealer, reducing the reallowable selling commission payable.

As of the date of this filing, pursuant to the Private Offering, the Company sold Class P shares for a total gross proceeds of approximately $276,681,253 to accredited investors. Each holder represented that he or she is an accredited investor, as that term is defined in Regulation D, and that he she or it acquired the Class P Shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

By:	/s/ Catherine L. Lynch
Name:	Catherine L. Lynch
Title:	Chief Financial Officer
Date:	August 5, 2019

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